                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Willbros Group, Inc.

We consent to the use of our reports incorporated herein by reference on the consolidated financial statements and related financial statement schedule of Willbros Group, Inc. as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001 and to the references to our firm under the headings "Experts," "Summary Consolidated Financial and Other Data," and "Selected Consolidated Financial and Other Data" in the registration statement on Form S-3 (No. 333-83150) which is incorporated herein by reference. Our report on the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations and certain provisions on SFAS No. 142, Goodwill and Other Intangible Assets in 2001.



                                             /s/ KPMG LLP



Houston, Texas
May 7, 2002